UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ARCADIUM LITHIUM PLC
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2024

ARCADIUM LITHIUM PLC
(Exact name of registrant as specified in its charter)

Bailiwick of Jersey	001-38694	98-1737136
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1818 Market Street, Suite 2550 Philadelphia, PA United States 19103	Suite 12, Gateway Hub Shannon Airport House Shannon, Co. Clare Ireland V14 E370

(Address of principal executive offices, including zip code)

215-299-5900	353-1-6875238

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $1.00 per share	ALTM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.

Certain Litigation Relating to the Transaction

As previously disclosed, on October 9, 2024, Arcadium Lithium plc, a public limited company incorporated under the Laws of the Bailiwick of Jersey (the “Company”), entered into a Transaction Agreement (the “Transaction Agreement”) with Rio Tinto Western Holdings Limited, a private limited company incorporated under the laws of England and Wales (the “Parent”), and Rio Tinto BM Subsidiary Limited, a private limited company incorporated under the laws of England & Wales (the “Buyer”), pursuant to which the Buyer will acquire the entire issued and to be issued share capital of the Company, comprised of ordinary shares, par value $1.00 per share, including the ordinary shares represented by the CHESS depositary interests issued by the Company and listed on the securities exchange operated by ASX Limited (together, the “Company Shares”) in exchange for the right to receive an amount in cash, without interest, equal to $5.85 per Company Share (the “Transaction”).

For a more detailed description of the Transaction Agreement and the Transaction, please see the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) by the Company on November 20, 2024 (the “Proxy Statement”).

As of December 13, 2024, three Complaints have been filed in the Supreme Court of the State of New York, one in Suffolk County and two in New York County, respectively (Index No. 629361/2024; Index No. 659468/2024; and Index No. 659491/2024) by purported shareholders of the Company against the Company and members of the Company’s board of directors in connection with the Transaction (the “Complaints”). The Complaints include allegations of negligent misrepresentation, concealment and negligence. In addition to the Complaints, purported shareholders of the Company have sent 19 demand letters alleging similar deficiencies as those asserted in the Complaints as well as violations of securities law and breaches of fiduciary duties (the “Demands,” and together with the Complaints, the “Matters”). The Company believes that the claims asserted in the Matters are without merit, and that no further disclosure is required under applicable law. Nonetheless, to specifically moot plaintiffs’ claims, to avoid the risk that the Matters may delay or otherwise adversely affect the Transaction and to minimize the costs, risks and uncertainties inherent in litigation, the Company is making supplemental disclosures (the “Supplemental Disclosures”) related to the Transaction, as set forth herein. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the Supplemental Disclosures.

The Supplemental Disclosures should be read in conjunction with the Proxy Statement, which is available at www.sec.gov, along with periodic reports and other information the Company files with the SEC. To the extent that the information set forth herein differs from or updates information contained in the Proxy Statement, the information set forth herein shall supersede or supplement the information in the Proxy Statement. However, the Supplemental Disclosures contained herein do not affect the timing of the special meeting of the shareholders of the Company ordered by the Royal Court of Jersey (the “Scheme Meeting”) and the extraordinary general meeting of the shareholders of the Company (the “Company GM” and together with the Scheme Meeting, the “Meetings”), which are scheduled to be held on December 23, 2024, or the Company board of directors’ recommendation that the shareholders of the Company vote in favor of the Transaction and related proposals. All page references are to pages in the Proxy Statement, and terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement. Changes are reflected in bold, underline and strikethrough.

The paragraph under the heading “Background of the Transaction” beginning with “On August 11, 2024…” on page 32 of the Proxy Statement is hereby amended and supplemented to read as follows:

On August 11, 2024, the Company Board held a meeting to discuss the August 9 Offer, with the Company’s management and representatives of Gordon Dyal, a financial advisor that the Company consulted from time-to-time, and the Company’s legal counsel, Davis Polk & Wardwell LLP (“Davis Polk”), in attendance. The Company Board determined that it was in the best interests of the Company to form a Transaction Committee of the Company Board consisting of Mr. Coleman, Mr. Steven Merkt and Ms. Leanne Heywood (the “Transaction Committee”) in light of the potential for rapid and frequent developments regarding the transaction proposed by Rio Tinto or other potential transactions with other counterparties. The Transaction Committee was not formed in response to any actual or perceived conflict of interest. The members of the Transaction Committee were selected by the Company Board based on their background and experience in M&A transactions and were all independent directors of the Company. The members of the Transaction Committee were not compensated for their service on the Transaction Committee. The Company Board authorized the Transaction Committee to report and work under the supervision and direction of the Company Board to assist the Company Board in considering the proposed transaction with Rio Tinto. The Transaction Committee was authorized to recommend to the Company Board to approve (or not approve) any potential transaction reviewed by the Transaction Committee. The Transaction Committee was not empowered to approve (or not approve) any potential transaction, which remained the responsibility of the full Company Board.

The paragraph under the heading “Background of the Transaction” beginning with “On September 9, 2024…” on page 33 of the Proxy Statement is hereby amended and supplemented by adding the following sentence at the end:

No confidentiality agreement was signed by the Company and Party A.

The paragraph under the heading “Background of the Transaction” beginning with “On October 2, 2024…” on page 34 of the Proxy Statement is hereby amended and supplemented by adding the following sentence at the end:

Such confidentiality agreement did not contain standstill provisions.

The paragraph under the heading “Background of the Transaction” beginning with “On October 8, 2024…” on page 35 of the Proxy Statement is hereby amended and supplemented to read as follows:

On October 8, 2024, the Company Board held a meeting, with the Company’s management and representatives of Gordon Dyal, UBS and Davis Polk in attendance, to further review the potential transaction. Representatives of Davis Polk reviewed with the Company Board the proposed terms of and key open issues in the transaction agreement. The key open issues in the transaction agreement included the treatment of equity awards, the amount of the termination fee and matters related to transaction and retention bonus programs. Representatives of each of Gordon Dyal and UBS reviewed and discussed their respective financial analyses with respect to the anticipated consideration of $5.85 per share.

The paragraph under the heading “Opinions of the Company’s Financial Advisors—Opinion of Gordon Dyal & Co. LLC—Discounted Cash Flow Analysis” beginning with “Gordon Dyal derived a range of…” on page 41 of the Proxy Statement is hereby amended and supplemented to read as follows:

Gordon Dyal derived a range of illustrative enterprise values for the Company by adding the ranges of present values it derived above. Gordon Dyal then added to ~~subtracted from~~ the range of illustrative enterprise values it derived for the Company the amount of the Company’s attributable current net ~~debt~~ cash of approximately $143.7 million as of June 30, 2024, as provided by the management of the Company and approved for Gordon Dyal’s use by the Company, to derive a range of illustrative equity values for the Company. Gordon Dyal then divided the range of illustrative equity values it derived by the number of fully diluted Company Shares in issue as of October 4, 2024 (using the treasury stock method based on (i) an aggregate of 1,075,427,415 Company Shares issued and outstanding, (ii) outstanding Company Restricted Share Rights for a total of 734,603 Company Shares, (iii) outstanding Company Stock Options to acquire a total of 8,947,213 Company Shares, (iv) outstanding Company RSUs for a total of 4,278,005 Company Shares, and (v) outstanding 4.125% Convertible Senior Notes due 2025 of the Company (the “Convertible Notes”) convertible into a total of 67,694,131 Company Shares at valuations above $3.63 per Company Share) as provided by the management of the Company and approved for Gordon Dyal’s use by the Company~~, using the treasury stock method and assuming that the Company’s 4.125% Convertible Senior Notes due 2025 will be treated as additional Company Shares,~~ to derive a range of illustrative equity values per Company Share of $5.55 to $6.72 in the Arcadium Management Real Lithium Product Pricing Scenario and $4.84 to $5.90 in the Consensus Real Lithium Product Pricing Scenario, rounded to the nearest $0.01.

The paragraph under the heading “Opinions of the Company’s Financial Advisors—Opinion of Gordon Dyal & Co. LLC—General” beginning with “During the two-year period prior to…” on page 43 of the Proxy Statement is hereby amended and supplemented to read as follows:

During the two-year period prior to the date of the opinion, Gordon Dyal and its affiliates provided certain advisory services to the Company and its affiliates in connection with various strategic and other special projects, for which it has received or may receive compensation. The aggregate amount of fees paid to Gordon Dyal for financial advisory services provided to the Company in the two-year period prior to the date of the opinion was approximately $35 million. Specifically, during the two-year period prior to the date of the opinion, Gordon Dyal acted as exclusive financial advisor to Livent Corporation in connection with its 2024 merger with Allkem Limited. No material relationship existed between Gordon Dyal and its affiliates and Rio Tinto and its affiliates ~~pursuant to which compensation was received by Gordon Dyal or its affiliates~~. Gordon Dyal and its affiliates did not seek to provide financial advisory services to Rio Tinto or its affiliates during the time period in which Gordon Dyal advised the Company on the Transaction. Gordon Dyal and its affiliates may in the future provide financial advisory services to Rio Tinto, the Parent, the Buyer, the Company and their respective affiliates for which Gordon Dyal and its affiliates may receive compensation.

The paragraph under the heading “Opinions of the Company’s Financial Advisors—Opinion of UBS Securities LLC—Discounted Cash Flow Analysis” beginning with “UBS then derived an implied per share…” on page 45 of the Proxy Statement is hereby amended and supplemented to read as follows:

UBS then derived an implied per share reference range from the resulting implied enterprise value reference range, using the Company’s attributable net cash of approximately $143.7 million as of June 30, 2024, as provided by management of the Company assuming conversion of the Company’s convertible debt, and the respective number of diluted shares implied by the reference range (calculated as of the close of business on October 4, 2024 using the treasury stock method based on (i) an aggregate of 1,075,427,415 Company Shares issued and outstanding, (ii) outstanding Company Restricted Share Rights for a total of 734,603 Company Shares, (iii) outstanding Company Stock Options to acquire a total of 8,947,213 Company Shares, (iv) outstanding Company RSUs for a total of 4,278,005 Company Shares, and (v) outstanding Convertible Notes convertible into a total of 67,694,131 Company Shares at valuations above $3.63 per Company Share, in each case based on information provided by Company management). ~~based on information provided by management of the Company (with convertible debt treated as equity at valuations above $3.63 per Company Share).~~ This analysis resulted in the following implied per share reference ranges for the Company Shares as compared to the Per Share Consideration:

The paragraph under the heading “Opinions of the Company’s Financial Advisors—Opinion of UBS Securities LLC—Miscellaneous” beginning with “UBS Group AG…” on page 48 of the Proxy Statement is hereby amended and supplemented to read as follows:

In addition, in the ordinary course of business, UBS, its affiliates and its and their respective employees ~~may~~ currently own or trade or otherwise originate, hedge or enforce interests in loans, debt and/or equity securities of the Company (including its affiliates) and/or Rio Tinto, the ultimate parent entity of the Parent, (including its affiliates) for its own account or for the accounts of customers, and may at any time hold a long or short position in, or security interests over, such securities. As of October 9, 2024, the date of its fairness opinion, UBS and its affiliates held, on a proprietary basis, less than 1% of the outstanding common equity interests of each of the Company and Rio Tinto. In addition, UBS or an affiliate has an aggregate commitment of $75,000,000 to Livent Corporation’s (a subsidiary of the Company) revolving credit facility and, following announcement of the Transaction, the Company requested that UBS and the other revolving credit facility lenders agree to certain amendments thereto to facilitate the anticipated closing of the Transaction. If such amendment is completed, UBS or one of its affiliates may receive customary compensation from the Company.

 The paragraph under the heading “Certain Unaudited Prospective Financial Information— Certain Limitations on the Arcadium Forecasts” beginning with “The Arcadium Forecasts are calculated reflecting…” on page 49 of the Proxy Statement is hereby amended and supplemented by adding the following sentence at the end:

The entities for which the Arcadium Forecasts were calculated based on the Company’s ownership interests due to the Company owning less than all of the equity interests were Sales de Jujuy S.A. (which operates the Olaroz lithium facility), Toyotsu Lithium Corporation (which operates the Naraha lithium hydroxide plant) and Nemaska Lithium Inc. (which operates the Nemaska lithium project) of which the Company owns, directly or indirectly, 66.5%, 75% and 50% of the economic interests, respectively.

The paragraph under the heading “Certain Unaudited Prospective Financial Information—Real Lithium Price Assumptions” beginning with “The following table summarizes…” on page 50 of the Proxy Statement is hereby amended and supplemented to read as follows:

The following table summarizes real lithium product pricing assumptions (the “Real Lithium Price Assumptions”) the Company employed for all volumes without a contracted price to estimate the future after-tax cash flows that Gordon Dyal and UBS considered in the Arcadium Forecasts. Arcadium Management Real Lithium Product Pricing reflects the Company management’s then best estimates informed by the latest available forecasts published by three third-party data providers and was not subject to independent verification, and Consensus Real Lithium Product Pricing reflects the Company management’s then best estimates based on a compiled broker median of available real lithium price estimates from 21, 19 and 17 Wall Street research analysts for Lithium Carbonate, Lithium Hydroxide and Spodumene, respectively (excluding estimates published before July 2024), and, in respect of Butyllithium, based on the Company management’s then best estimates of the correlation between the price of Butyllithium and the price of Lithium Carbonate. As such, there can be no assurance that such assumptions, speculation, opinions or judgments are correct, nor that the projections will be achieved.

Additional Information and Where to Find It

On November 20, 2024, Arcadium filed with the United States Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Proxy Statement”) in connection with the Transaction. Other documents regarding the Transaction may be filed with the SEC. This Form 8-K is not a substitute for the Proxy Statement or any other document that Arcadium may file with the SEC and send to its shareholders in connection with the Transaction. Before making any voting decision, Arcadium’s shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available, because they contain or will contain important information about Arcadium and the Transaction.

Arcadium’s shareholders are or will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about Arcadium, free of charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and other documents filed by Arcadium with the SEC may be obtained, without charge, by contacting Arcadium through its website at https://ir.arcadiumlithium.com/.

Participants in the Solicitation

Arcadium, Rio Tinto, their respective directors, executive officers and other persons related to Arcadium or Rio Tinto may be deemed to be participants in the solicitation of proxies from Arcadium’s shareholders in connection with the Transaction. Information about the directors and executive officers of Arcadium and their ownership of ordinary shares of Arcadium is set forth in the sections entitled “Directors, Executive Officers And Corporate Governance” and “Security Ownership Of Certain Beneficial Owners And Management And Related Stockholder Matters” in Arcadium’s annual report on Form 10-K, as amended, for the fiscal year ended December 31, 2023, which was filed with the SEC on February 29, 2024 and amended on April 1, 2024 and April 29, 2024, in the sections entitled “Board of Directors” and “Security Ownership of Arcadium Lithium plc” in its proxy statement for its 2024 annual meeting of shareholders, which was filed with the SEC on June 7, 2024, and in the sections entitled “Interests of Certain Persons in the Transaction” and “Security Ownership of Certain Beneficial Holders, Directors and Management” in the Proxy Statement, which was filed with the SEC on November 20, 2024 (and which is available at https://www.sec.gov/Archives/edgar/data/1977303/000114036124047360/ny20037121x2_defm14a.htm), and information about the directors and executive officers of Rio Tinto and their ownership of ordinary shares of Rio Tinto is set forth in the sections entitled “Governance” and “Remuneration Report” in Rio Tinto’s Annual Report on Form 20-F, for the fiscal year ended December 31, 2023, which was filed with the SEC on February 23, 2024. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in other relevant materials to be filed with the SEC in connection with the Transaction when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This Form 8-K, and any related oral statements, may include “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the federal securities laws, including statements related to the proposed Transaction, including financial estimates and statements as to the expected timing, completion and effects of the Transaction. These forward-looking statements are based on Arcadium’s current expectations, estimates and projections regarding, among other things, the expected date of closing of the Transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by Arcadium, all of which are subject to change. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “aims,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “considered,” “potential,” “estimate,” “continue,” “likely,” “expect,” “target,” “project,” or similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the Transaction and the anticipated benefits thereof. These and other forward-looking statements, as well as any related oral statements, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the Transaction on anticipated terms and timing, including obtaining required shareholder and regulatory approvals, and the satisfaction of other conditions to the completion of the Transaction; (ii) potential litigation relating to the Transaction that could be instituted by or against Arcadium, Parent, Buyer or their respective affiliates, directors or officers, including the effects of any outcomes related thereto; (iii) the risk that disruptions from the Transaction will harm Arcadium’s business, including current plans and operations; (iv) the ability of Arcadium to retain and hire key personnel; (v) potential adverse reactions or changes to business or governmental relationships resulting from the announcement or completion of the Transaction; (vi) continued availability of capital and financing and rating agency actions; (vii) legislative, regulatory and economic developments affecting Arcadium’s business; (viii) general economic and market developments and conditions; (ix) certain restrictions during the pendency of the Transaction that may impact Arcadium’s ability to pursue certain business opportunities or strategic transactions; (x) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, pandemics, outbreaks of war or hostilities, as well as Arcadium’s response to any of the aforementioned factors; (xi) significant transaction costs associated with the Transaction; (xii) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xiii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction, including in circumstances requiring Arcadium to pay a termination fee or other expenses; (xiv) competitive responses to the Transaction; (xv) Arcadium’s management response to any of the aforementioned factors; (xvi) the risks and uncertainties pertaining to Arcadium’s business, including those set forth in Arcadium’s most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed or furnished by Arcadium with the SEC; and (xvii) the risks and uncertainties that will be described in the Proxy Statement available from the sources indicated above. These risks, as well as other risks associated with the Transaction, will be more fully discussed in the Proxy Statement. While the list of factors presented here is, and the list of factors to be presented in the Proxy Statement will be, considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on Arcadium’s financial condition, results of operations, credit rating or liquidity. These forward-looking statements speak only as of the date they are made, and Arcadium does not undertake to and specifically disclaims any obligation to publicly release the results of any updates or revisions to these forward-looking statements that may be made to reflect future event or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2024	ARCADIUM LITHIUM PLC

	By:	/s/ Gilberto Antoniazzi
Gilberto Antoniazzi Vice President and Chief Financial Officer